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                       BEST EFFORTS UNDERWRITING AGREEMENT
                            TRANSITION AUTO FINANCE II

     This UNDERWRITING AGREEMENT made and entered into this _____ day of _____________, 1998, by and between Transition Auto Finance II, Inc., a Texas corporation, whose address is 5422 Alpha Road, Suite 100, Dallas, Texas 75240, (the "Company"), Transition Leasing Management, Inc., a Texas corporation, ("Transition Leasing"), the parent company of Transition Auto Finance, Inc., and Great Nation Investment Corporation, a Texas corporation, whose address is 5408 A Bell Street, Amarillo, Texas 79109 (the "Underwriter").

                                    Recitals

     1. The Company desires to offer and sell up to $10,000,000 in 11% Redeemable Secured Notes to the public through the Underwriter.

     2. The offering and sale will be made pursuant to a registration statement and prospectus hereinafter referred to.

     3. The Underwriter is willing to assist the Company in connection with the proposed issuance and sale of these securities on a best efforts basis on the terms and conditions herein contained.

                                    Agreement

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants, agreements, undertakings, representations, and warranties herein contained, the Company and the Underwriter agree as follows:

                        I. Representations and Warranties

The Company represents and warrants to, and agrees with the Underwriter that:

     1. The Company is a corporation duly organized and validly existing as a corporation in good standing under the laws of the State of Texas.

     2. The Company shall issue consistent with the terms and conditions of the Registration Statement (defined below) up to $10,000,000.00 in 11% Redeemable Secured Notes ("the Notes"). The Notes shall:

          (a)  Bear interest at the rate of 11% per annum;

          (b) Pay interest monthly in arrears on the fifteenth (15th) day of the month of each successive calendar month (except as provided in the prospectus); and

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          (c)  Pay principal at maturity on the fourth anniversary of the issuance of the First Note.

     3. The Notes will be issued pursuant to the terms and conditions of a Trust Indenture entered into between the Company and Trust Management, Inc. ("Trustee"), as Indenture Trustee.

     4. There will be delivered to the counsel to the Underwriter, upon request at any time prior to the Delivery Date (defined below), certified copies of the Articles of Incorporation and the bylaws of the Company, together with all amendments, if any, certified copies of whatever resolutions the counsel may request, and copies of all material contracts to which the Company is a party. There will also be made available to the counsel for inspection minutes of all meetings of incorporators, directors and stockholders of the Company from the date of incorporation of the Company to the Delivery Date.

     5. The Company has no subsidiaries, except as set forth in the Prospectus (defined below).

     6. A Registration Statement on the appropriate form as prescribed by the Securities and Exchange Commission (the "Commission"), together with a related Prospectus with respect to the Notes, has been filed with the Commission under the Securities Act of 1933, as amended, (the "Act"). The Company will use its best efforts to cause the Registration Statement and the Prospectus to become effective as soon as possible after the filing. As used in this Agreement, the term "Registration Statement" refers to and means the Registration Statement and any and all amendments to the Registration Statement, including exhibits and financial statements, when the Registration Statement becomes effective and, in the event of any amendments after the effective date of the Registration Statement, the Registration Statement as so amended; and the term "Prospectus" refers to and means the related Prospectus in final form, and in the event of any amendment or supplement to the Prospectus after the effective date of the Registration Statement, also refers to and means the Prospectus as so amended or supplemented.

     7. The Notes shall also be registered or qualified for sale with the state regulatory agencies of any and all states where the Securities shall be offered.

     8. All expenses of registration and qualification shall be paid by the Company.

     9. Notwithstanding the above, to the extent possible, the Effective Date of the offering shall be at a date mutually agreed to by the Company and the Underwriter, subject to the requirements of applicable law.

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     10.  The purchase price of the Notes shall be in minimum denominations of $1,000.00 and integral multiples thereof with a minimum purchase amount of $5,000.00 (or $2,000.00 for Individual Retirement Accounts).

     11. When the Registration Statement becomes effective, it and the accompanying Prospectus will comply in all material respects with the requirements of the Act and with the rules and regulations of the Commission promulgated under the Act; provided, however, the Company makes no representations or warranties as to information contained or omitted from the Registration Statement or the Prospectus in reliance upon written information furnished to the Company by the Underwriter specifically for inclusion in the Registration Statement or the Prospectus.

     12. The Company has the requisite corporate power and authority to enter into this Underwriting Agreement.

     13. The financial statements to be filed with the Registration Statement will reflect all material liabilities of the Company on a consolidated basis, contingent or otherwise, and will include adequate reserves for all federal and state tax liabilities incurred to their respective dates.

     14. All of the Notes to be sold under and pursuant to this Agreement, when issued and delivered, will be validly issued and enforceable in accordance with their terms and conditions and free and clear of all claims and encumbrances, except as described in the Indenture.

     15. The certified public accountants who will certify to the financial statements to be filed with the Commission as a part of the Registration Statement and to the financial statements incorporated in the Prospectus, and who, as experts, may certify or review other information of a financial or accounting nature contained in the Registration Statement and the Prospectus, will be independent certified public accountants as required by the Act and the rules and regulations promulgated under the Act.

     16. The Company will deliver to the Underwriter financial statements as of March 31, 1998. The Company represents that such financial statements will fairly present in all material respects the financial condition of the Company, computed in accordance with generally accepted accounting principles applied on a consistent basis and the rules and regulations of the Commission relating to financial statements.

     17. The Company will furnish the Underwriter, at least one day before the filing of the Registration Statement, with the financial statements included in the Registration Statement and prepared in accordance with the rules and regulations of the Commission. Such financial statements will fairly present the

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position of the Company in all material respects on the dates shown and will reflect all material liabilities of the Company, contingent or otherwise.

     18. The certificate or certificates that the Company is required to furnish to the Underwriter pursuant to the provisions of paragraphs 8, 9 and 10 of Article VIII of this Agreement will be true and correct.

     19. All of the foregoing representations, warranties and agreements shall survive delivery of, and payment for, all of the securities covered by this Agreement.

                        II.  Retention of the Underwriter

     Based upon the foregoing representations, warranties and agreements, and subject to the terms and conditions herein contained:

     1. The Company hereby retains the Underwriter as its agent to sell for its account the Notes. The Underwriter shall use their best efforts as agent, promptly following the receipt of written notice of the effective date of the Registration Statement, to sell the Notes subject to the terms, provisions and conditions set forth below. There is no assurance that any or all of the Notes to be offered by the Company will be sold, and the Underwriter is under no obligation to purchase or take down any of the Notes on its own behalf or on behalf of others.

     2. Underwriter acknowledges that the Company may limit its acceptance of subscriptions in any manner it deems prudent in order to provide for the timely use of subscriber funds and may reject any subscriptions for any reason, and Underwriter agrees that any such rejection of a subscription obtained by the Underwriter or by the Underwriting Group shall be deemed not to be a sale made by the Underwriter or by the Underwriting Group. Underwriter further acknowledges that (i) all subscription funds will be deposited in escrow and if the minimum amount of Notes is not subscribed on or before the Offering Termination Date (as defined in the Prospectus), the offering will be terminated and the escrowed funds, plus any interest earned thereon, will be promptly returned to the investors by the escrow agent; (ii) upon the subscription of the minimum amount of the Notes, the escrowed funds will be released to the Company; (iii) any subsequent subscription funds with respect to the sale of additional Notes will be deposited in an account maintained by the Underwriter and be immediately available for use by the Company upon the Company's request; (iv) all Subscriber's checks shall be made payable to the Underwriter; and (v) shall be deposited with the escrow agent in accordance with applicable NASD regulations. Subscriber's funds will be held in escrow and invested in compliance with SEC Rule 15c2-4.
Until the minimum amount of Notes is subscribed, all subscriber's checks will be transmitted directly

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to the escrow agent by noon of the next business day after receipt by
Underwriter.

     3. As its compensation, the Underwriter shall receive a commission of eight percent (8.5%) of the full amount of all Notes sold by the Underwriter (including the Underwriting Group, as hereinafter defined) and for which payment is made to the Company. Such amount is comprised of a 6% sales commission and a 2.5% due diligence fee.

     4. The Underwriter may associate with themselves whatever other underwriters they may desire. The Underwriter may offer the Notes through registered securities dealers selected by them and to pay such dealers out of the commissions received by the Underwriter whatever compensation the Underwriter may determine. The Underwriter, such other underwriters and such securities dealers shall be collectively referred to herein as the "Underwriting Group".

     5. In addition to the compensation set forth above, the Underwriter shall also receive common stock in Transition Leasing as follows: the Underwriter shall receive shares of common stock equal to 3.558% of the outstanding stock of Transition Leasing in the event the Underwriter sells at least $7,117,000 in Notes. In the event that less than $7,117,000 in Notes are sold by the Underwriter, then the Underwriter shall receive a percentage of the outstanding common stock of Transition Leasing equal to the product of
 .03558 and the fraction, the numerator of which is the principal amount of the Notes actually sold by the Underwriting Group and the denominator is $7,117,000.

     Pursuant to paragraph 5 of Article II of that certain Best Efforts Underwriter's Agreement between Transition Auto Finance, Inc., a Texas corporation, Transition Leasing and the Underwriter dated December 17, 1996 ("the December 17, 1996 Agreement"), as additional compensation for the sale of the Notes which were the subject of the December 17, 1996 Agreement, the Underwriter was to receive as much as 5% of the outstanding common stock of Transition Leasing, all as more particularly set forth in said paragraph 5 of
Article II of the December 17, 1996 Agreement. Pursuant to the December 17, 1996 Agreement, the Underwriter sold $2,883,000 of Notes and therefore earned 1.442% of the outstanding common stock of Transition Leasing.

     The parties agree that the sale of such $2,883,000 of Notes under the December 17, 1996 Agreement shall be credited against the shares of Transition Leasing to be issued pursuant to this Agreement so that the total shares of common stock of Transition Leasing which can be earned by the Underwriter pursuant to this Agreement, after adjustment for the shares earned pursuant to the December 17, 1996 Agreement, shall be 3.558% of all issued and outstanding Transition Leasing common stock.

     Any stock in Transition Leasing to which the Underwriter shall be entitled shall be issued to the Underwriter, free and clear of

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any liens or encumbrances, within 30 days of termination of the offering.

     If the value of such Transition Leasing common stock to be issued to the Underwriter pursuant to this paragraph 5 is found to exceed 10% of the aggregate principal amount of the Notes sold by the Underwriter, the Underwriter will return to Transition Leasing a sufficient number of shares to cause the value to not exceed 10% of the aggregate principal amount of the Notes sold by the Underwriter.

     6. The Company may terminate this Agreement in the event that the Underwriting Group is unable to sell at least $750,000.00 of the Notes within 45 days of the Effective Date and at least $250,000.00 of the Notes each calendar month after the month in which the 45th day after the Effective Date occurs.

     7. Underwriter represents that it is appropriately registered as a broker-dealer with the Commission and in all states in which it conducts or will conduct business in connection with this offering and is a member in good standing of the National Association of Securities Dealers, Inc. Underwriter also agrees not to solicit subscriptions for the Notes that will result in a violation of the securities laws of the United States, or of any state, or any rule or regulation thereunder, or of any rules of the NASD or any securities exchange.

     8. Underwriter represents that there is not now pending or threatened against the Underwriter any action or proceeding of which Underwriter has been advised, either in any court of competent jurisdiction, before the Commission or any state securities commission concerning activities as a broker or dealer, nor has the Underwriter been named as a "cause" in any such action or proceeding.

     9. In the event any action or proceeding of the type referred to in paragraph 8 above shall be instituted or threatened against the Underwriter at any time, or in the event there shall be filed by or against the Underwriter in any court pursuant to any federal, state, local or municipal statute a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of assets, or the Underwriter makes an assignment for the benefit of creditors, the Company shall have the right to terminate this Agreement.

     10. Upon request, the Company will inform the Underwriter as to the states in which the Company has been advised by counsel that the Notes have been qualified for sale under the respective state securities laws, but the Company does not assume any responsibility or obligation as to the Underwriter's right to sell the Notes in any state. Underwriter understands and agrees that under no circumstances will Underwriter engage in any activities hereunder in any jurisdiction (a) in which the company has not informed the Underwriter that the Notes are qualified for sale under the applicable securities laws, or (b) in which the Underwriter may not lawfully so engage.

     11. Underwriter confirms that its commitment to use its best efforts to solicit subscriptions for the Notes will not result in a violation of the securities laws of the United States, including

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but not limited to the Act or any rule or regulation thereunder, or the securities laws of any state in which the Underwriter will conduct business and the rules and regulations thereunder, or of any rules of any securities exchange to which the Underwriter is subject or of any restriction imposed upon the Underwriter by the NASD or any such exchange or governmental authority and agrees to indemnify the Company, its shareholders, directors, officers, employees or agents for any and all damages, liabilities and costs (including reasonable attorneys' fees and expenses) resulting from the same.

     12.  Underwriter represents that in connection with the offering:

          A. Underwriter will comply in all respect with the provisions of this Agreement.

          B. Underwriter shall use its best efforts to obtain the approval of the NASD pursuant to Article III, Section 44 of the Rules of Fair Practice of the NASD with respect to the compensation arrangements set forth herein.

          C. Underwriter will comply with any applicable limitations on the manner of offering as required by the Act, applicable state securities laws, and the NASD;

          D. Prior to making any sale, Underwriter will have reasonable grounds to believe, after making reasonable inquiry, that each subscriber meets the requirements of the Act, the NASD and applicable state securities laws as to the suitability of the investment for such subscriber.

          E. Except as otherwise disclosed to the Company, no owner, partner, director or officer of Underwriter has within the last five years been subject to any of the following administrative or judicial actions (by the commission or any state securities commission):

               1.   Registration Stop Order (Issuance of Securities);

               2.   Securities related felony conviction;

               3.   Securities related administrative order;

               4.   Any administrative order involving fraud or deceit;

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               5.   Securities related injunction;

          F. Underwriter has no current effective administrative order revoking a securities exemption; and

          G. Underwriter has not been suspended, censured or expelled by the NASD.

     Underwriter agrees to indemnify and hold the Company, its shareholders, officers, directors, employees, and agent harmless from any liabilities and costs (including reasonable attorneys' fees and expenses) associated with claims arising or alleged to arise out of a breach of the foregoing representations.

     13. Underwriter and any members of the Underwriting Group do hereby undertake to comply with Sections 8, 24, 25 and 36 of Article III of the NASD Rules of Fair Practice. Furthermore, any and all Selling Group Agreement or Selected Dealer Agreement shall provide that any member of the Underwriting Group shall agree to comply with said sections of Article III of the NASD Rules of Fair Practice.

                       III. Further Agreements of the Company

   The Company agrees, at its expense and without expense to the Underwriter, as follows:

     1. To give and to continue to give and supply whatever financial statements and other information that may be required by the Commission or the proper public bodies in the states in which the Notes may be qualified.

     2. As soon as the Company is informed, to advise the Underwriter and to confirm the advice in writing:

          (a)  When the Registration Statement becomes effective;

          (b) When any amendment to the Registration Statement filed subsequent to the effective date of the Registration Statement becomes effective;

          (c) Of any request of the Commission for amendments to the Registration Statement or the related Prospectus, or for additional information;

          (d) Of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose;

          (e) Of any material adverse change in its financial position or operating condition and of any

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               development materially affecting the Company or rendering untrue or misleading any material statement in the Registration Statement or the Prospectus.

     3. To make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement, and, if a stop order is entered at any time, to use its best efforts to obtain withdrawal of the order at the earliest possible moment.

     4. To deliver to the Underwriter, without charge, (a) prior to the effective date of the Registration Statement, copies of each preliminary prospectus filed with the Commission bearing in red ink the statement required by the rules of the Commission, (b) on and from time to time after the effective date of the Registration Statement, copies of the Prospectus and of any amended or supplemented Prospectus, and (c) as soon as they are available and from time to time after they are available, copies of each Prospectus prepared for the purpose of permitting compliance with Section 10 of the Act and of any amended or supplemented Prospectus. The number of copies to be delivered in each case shall be the number the Underwriter may reasonably request.

     5. To furnish, without cost, to the Underwriter one executed copy of the Registration Statement, including all exhibits and amendments, and a reasonable number of copies of the Registration Statement and amendments.

     6. For the period after the effective date of the Registration Statement during which the Prospectus is required by law to be used, but not after the Delivery Date, except in accordance with Article XII hereof, if any change occurs so that the Prospectus includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading, forthwith to prepare and furnish to the Underwriter, without cost, supplements to the Prospectus or an amended Prospectus correcting the untrue statement or supplying the omission.

     7. If revision of the Prospectus pursuant to the provisions of Section 10 of the Act becomes necessary, to review the Prospectus, to file copies of the Prospectus with the Commission, and to furnish copies of the revised Prospectus to the Underwriter in whatever reasonable quantity they request.

     8. To use its best efforts to cause the Notes to be qualified for sale on terms consistent with those stated in the effective Registration Statement under the Blue Sky laws in whatever states may be agreed upon.

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     9.   Until the Delivery Date hereunder or the earlier termination hereof, except with the approval of the Underwriter, not to:

          (a) Undertake or authorize any change in its capital structure or authorize or issue or permit any public offering of any shares of capital stock or additional Notes, except as provided in this Agreement;

          (b) Authorize, create, issue, or sell any funded obligations, notes or other evidences of indebtedness, except in the ordinary course of business and maturing not more than nine months from the date of this Agreement and except as provided in this Agreement; or

          (c) Consolidate or merge with or into any other corporation or create any mortgage or lien upon any of its properties or assets except in the ordinary course of its business and except as provided in this Agreement.

     10. To provide to Underwriter any reasonable additional information or documentation deemed by the Underwriter to be necessary in the performance of the Underwriter's due diligence.

     11.  To provide Underwriter:

          (i) at least twenty-four (24) hours prior to dissemination to Noteholders, a facsimile of any letter, notice or other similar communication, provided that the foregoing in no way obligates the Company to await Great Nation approval of such letter, notice or similar communication prior to dissemination, and

          (ii) from time to time, access to review operations and such other public information concerning the Company as Underwriter may reasonably request.

                            IV. Indemnity Provisions

     1. The Company shall indemnify, defend and hold the Underwriter (including any underwriter, dealer or securities dealer associated with the Underwriter), and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act, free and harmless from and against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expense incurred by each Underwriter and controlling person in connection with defending any claims or liabilities, whether or not resulting in any liability to the Underwriter (or to any

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controlling person), which the Underwriter or controlling person may incur under the Act or at common law or otherwise, but only to the extent that the losses, claims, demands, liabilities, and expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in the Prospectus, or in any amendment or amendments to the Registration Statement or the Prospectus, or in any application or other papers executed by any underwriter or dealer with the written approval of the Company for filing in any state or states in order to qualify the securities covered by this Agreement under the securities laws of those state (the "Blue Sky Application"), or arise out of or are based upon any omission or alleged omission to state in these documents a material fact required to be stated in them or necessary to make the statements in them not misleading, provided, however, that this indemnity agreement shall not apply to any losses, claims, demands, liabilities, or expenses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or amendments to them or in any Blue Sky Application, or arising out of or based upon the omission or alleged omission to state in these documents a material fact required to be stated in them or necessary to make the statements in them not misleading, which statement or omission was made in reliance upon information furnished to the Company by the Underwriter in writing expressly for use in the Registration Statement or the Prospectus or in any amendment or amendments to them, or was made by the Underwriter in a Blue Sky Application not in reliance upon information furnished by the Company.

     2. The foregoing indemnity of the Company in favor of the Underwriter shall not be deemed to protect the Underwriter against any liability to the Company or its noteholders to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under this Agreement.

     3. The Underwriter shall give the Company an opportunity to participate in the defense or preparation of the defense of any action brought against the Underwriter or controlling person of the Underwriter to enforce any claim or liability, and the Company may so participate. The Company's agreement under the foregoing indemnity is expressly conditioned upon notice of any action being sent by the Underwriter or controlling person, as the case may be, to the Company, by letter or facsimile (addressed as provided herein), promptly after the commencement of the action against the Underwriter or controlling person. Such notice must either be accompanied by copies of papers served or filed in connection with the action or by a statement of the nature of the action to the extent known to the Underwriter. Failure to notify the Company within a reasonable time of an action shall relieve the Company of

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its respective liabilities under the foregoing indemnity, but failure to notify the Company shall not relieve the Company from any liability that the Company may have to the Underwriter or controlling person other than on account of the indemnity agreement contained in this Article IV.

     4. The Underwriter likewise shall indemnify, defend and hold harmless the Company against any and all losses, claims, expenses, and liabilities to which it may become subject arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in any amendment or amendments to the Registration Statement or the Prospectus, or in any Blue Sky Application, or arising out of or based upon the omission or alleged omission to state in these documents a material fact required to be stated in them or necessary to make the statements in them not misleading, resulting from the use of written information furnished to the Company by the Underwriter expressly for use in the preparation of the Registration Statement or the Prospectus, or in any amendment or amendments to the Registration Statement or the Prospectus, or in any Blue Sky Application.

     5. The Company shall give the Underwriter an opportunity to participate in the defense or preparation of the defense of any action brought against the Company to enforce any claim or liability, and the Underwriter shall have the right so to participate. The agreement of the Underwriter under the foregoing indemnity is expressly conditioned upon notice of any action being sent by the Company to the Underwriter, by letter or by facsimile (addressed as provided in this Agreement), promptly after the commencement of the action against the Company. The notice must either be accompanied by copies of papers served or filed in connection with the action or by a statement of the nature of the action to the extent known to the Company. Failure to notify the Underwriter of any action shall relieve the Underwriter of its liability under the foregoing indemnity, but failure to notify the Underwriter shall not relieve the Underwriter from any liability which the Underwriter may have to the Company or its stockholders otherwise than on account of the indemnity agreement contained in this Article IV.

     6. The provisions of this Article IV shall not in any way prejudice any right or rights that the Underwriter may have against the Company, or that the Company may have against the Underwriter, under any statute other than the Act, at common law or otherwise.

     7. The indemnity agreements contained in this Article IV shall survive the Delivery Date and shall inure to the benefit of successors of the Company and successors of the Underwriter, and shall be valid irrespective of any investigation made by or on behalf of the Underwriter or the Company.

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

                             V. Payment of Expenses

     The Company shall, at its own expense and without expense to the Underwriter, pay all costs and expenses incident to this Agreement, including, but without limitation, all expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus as well as all amendments to them together with all exhibits; pay all filing fees and costs, original issue taxes, trustee's fees, charges, or disbursements connected with the issue and delivery of the Notes; and pay all reasonable expenses incurred in connection with the qualification of the Notes under the securities or blue sky laws of the states previously referred to.

                               VI. Public Offering

     1. The Underwriter shall make a public offering on a best efforts basis of the Notes covered hereby as soon after the effective date of the Registration Statement as is advisable in accordance with and as set forth in the Registration Statement. The public offering may be made either in the open market or through securities dealers (acting as principals) selected by the Underwriter, or partly in each manner, as determined by the Underwriter in their sole discretion. The Underwriter may pay these dealers out of the commissions received by the Underwriter for the Notes sold by the dealers whatever compensation the Underwriter and such dealers may determine.

                            VII. Payments on Default

     If any of the conditions, representations or warranties set forth in
Article VIII of this Agreement are not fulfilled in any material respect, or if for any reason the Company fails to comply with the terms of this Agreement in any material respect (other than in connection with a breach of the Agreement by the Underwriter), and if the Underwriter elects to terminate this Agreement pursuant to Article XI hereto, then, in addition to paying the Company's own expenses as provided in Article V hereof, the Company shall reimburse the Underwriter for its actual accountable out-of-pocket expenses.

             VIII. Conditions Precedent to Underwriter's Obligations

     The obligations hereunder of the Underwriter are conditioned upon:

     1. The approval of counsel for the Underwriter of the form and content of the Registration Statement and the Prospectus, of the organization and present legal status of the Company or Transition Leasing, and of the legality and validity of the Notes to be offered hereunder, which approval shall not be unreasonably withheld.

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     2.   The Company's performance in all material respects of all the obligations required by it to be performed hereunder and the truth, completeness and accuracy of all statements and representations in all material respects contained herein or of any financial statements furnished hereunder.

     3. From the date hereof until the Delivery Date, and during the term hereof, no material adverse change occurring in the properties and assets of the Company or Transition Leasing, other than changes occurring in the ordinary course of business.

     4. No claim being made or legal action being instituted against the Company or Transition Leasing, which if adversely determined would have a material adverse effect on the financial condition of Transition Leasing and the Company, taken as a whole, and no reasonable basis for a claim or an action of this nature being discovered.

     5. The Registration Statement becoming effective no later than April 15, 1998, or whatever later date that may be agreed upon, and no amendment to the Registration Statement being filed to which the Underwriter reasonably have objected after having received reasonable notice; and no stop order suspending the effectiveness of the Registration Statement being issued and no proceedings for that purpose being threatened or instituted.

     6. Prior to the Delivery Date, the Company not sustaining any loss on account of fire, flood, accident, or calamity of a character that materially adversely affects its business or property, regardless of whether the loss is insured; no litigation being instituted or threatened against the Company or Transition Leasing of a character required to be disclosed in the Registration Statement that is not disclosed and that shall materially adversely affect the Company, its business or its property; and no substantial adverse change occurring in the operations or financial condition or credit of the Company or Transition Leasing or in any conditions affecting the prospects of the business of the Company.

     7. The Company having furnished to the Underwriter on the Delivery Date an opinion or opinions of Kuperman, Orr, Mouer & Albers, counsel to the Company, dated the Delivery Date and stating in effect that:

          (a) The Company and its parent, Transition Leasing, have been duly incorporated and, on the Delivery Date, are validly existing corporation in good standing under the laws of the State of Texas with an authorized and issued capital stock as set forth in the Registration Statement, and the shares of the Company shown in the Registration Statement to be issued and outstanding have been duly and validly issued and are outstanding;

          (b) The Company and Transition Leasing are duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration and qualification, except where the failure so to register and qualify does not have material adverse effect on the financial condition of the Company.

          (c) The Notes conform in all material respects to the description of the Notes contained in the Registration Statement and the Prospectus, subject to the qualifications set forth in those documents, and the holders of the Notes shall be entitled to the rights and preferences set forth in the certificates for the Notes;

          (d) The Company and Transition Leasing have the requisite corporate power and authority to enter into and perform their respective obligations under the Agreement. The Agreement has been duly authorized, executed and delivered by the Company and Transition Leasing and is a valid and binding agreement of the Company and Transition Leasing and is enforceable against the Company and Transition Leasing in accordance with its terms, subject to the Underwriter obtaining the approval of the National Association of Securities Dealers, Inc. to the compensation and other arrangements set forth therein, except to the extent that the rights to indemnification thereunder may be limited by federal or state securities laws and policies embodied therein, or to the extent that such obligations are subject to or affected or limited by (i) applicable liquidation, conservatorship, bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditors' rights or in the collection of debtors obligations generally from time to time in effect or (ii) general principles of equity (whether enforceability is considered in a proceeding in equity or at law), including the qualification that the availability of the remedy of specific performance or injunctive relief or other equitable remedies is subject to the discretion of the court before which any such preceding therefor may be brought and including standards of good faith, fair dealing and reasonableness that may be applied by a court to the exercise or certain rights and remedies;

          (e) The Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission under the Act (except that no opinion need be expressed as to financial statements and financial data). In addition, the opinion shall state, or counsel shall advise the Underwriter by separate letter, that, although such counsel has not passed upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as expressly provided herein), from the facts within its actual knowledge, nothing has come to such counsel's attention that would cause counsel to believe that either the Registration Statement or the Prospectus at the time such Registration Statement becomes effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein in order to make the statements stated therein not misleading; and that counsel is familiar with all contracts referred to in the Registration Statement or the Prospectus, such contracts that are required to be filed as exhibits to the Registration Statement have been filed as exhibits to the Registration Statement, the description of such contracts is correct in all material respects, and counsel does not know of any contracts required to be summarized or disclosed or filed that have not been summarized or disclosed or filed; and

          (f) That counsel has no knowledge or information concerning pending or threatened litigation or any unasserted claims or assessments by any third party, or parties, against the Company or Transition Leasing that is not disclosed in the Registration Statement that are required to be disclosed in the Registration Statement.

     8. The Company having furnished to the Underwriter on the Delivery Date a certificate or certificates verified by the President or a Vice President and by the Treasurer of the Company, certifying that:

          (a) The respective signers of the certificate or certificates have examined the answers to each item of the Registration Statement and the information contained in the Prospectus, and, to the best of their knowledge, information and belief, those answers and that information, as of the effective date of the Registration Statement, were true and correct and did not omit to state any material fact required to be stated or necessary in order to make the statements not misleading; and since the effective date of the Registration Statement no event has occurred that should have been set forth in an amendment to the Registration Statement or in a supplement or amendment to the Prospectus that has not been so set forth in an amendment or supplement;

          (b) The respective signers of the certificate or certificates do not know of any litigation or proceeding instituted or threatened against the Company of a character required to be disclosed in the Registration Statement that is not disclosed in the Registration Statement;

          (c) The respective signers of the certificate or certificates do not know of any contract or arrangement that is required to be summarized or disclosed in the Registration Statement or filed as an exhibit to the Registration Statement that has not been summarized or disclosed or filed;

          (d) To the best of their knowledge, information and belief, the respective signers know of no substantial adverse change in the general affairs of the Company, or in the financial position of the Company during the period from the date of the latest financial statements contained in the Registration Statement to the Delivery Date, except for the changes disclosed or indicated in the Registration Statement; and

          (e) To the best of their knowledge, information and belief (i) the representations and warranties contained in Article I of this Agreement are true and correct at the Delivery Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued prior to the Delivery Date and no proceedings for that purpose, prior to that date, has been initiated or threatened by the Commission; (iii) every reasonable request by the Commission for additional information to be included in the Registration Statement or the Prospectus or otherwise has or will be complied with; (iv) prior to the Delivery Date, the Company has not sustained a loss on account of fire, flood, accident, or calamity of a character that materially adversely affects its property or business.

     9. The Company having furnished to the Underwriter copies of the Articles of Incorporation and of each amendment to the Articles of Incorporation, if any, of the Company, which are officially certified by a proper state official; one copy of the bylaws of the Company certified by the Secretary or an Assistant Secretary of the Company as being currently in effect; and a certificate of good standing issued by the proper state official or officials of each state in which the Company transacts business.

     10. The Underwriter, on the Delivery Date, having received a certificate or letter from the Company's accountants addressed to the Company, dated not more than three days prior to the Delivery Date, confirming that the accountants are independent certified public accountants within the meaning of the Act, and the rules and regulations of the Commission, and certifying to the effect that the financial statements audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations of the Commission, and that, in their opinion, on the basis of the representations from certain officials of the Company who have responsibility for financial and accounting matters, nothing has come to their attention that caused them to believe that there was any substantial adverse changes in the capitalization of the Company or the financial position or net worth of the Company, except as disclosed or indicated in the Registration Statement, and decreases in the capital stock and surplus accounts of the Company from that shown in the Registration Statement or the Prospectus.

     11. The Company having furnished to the Underwriter whatever certificates, in addition to those specifically mentioned in this Agreement, that the Underwriter may request as to the accuracy, on the Date of Delivery, of the representations and warranties of the Company in this Agreement, as to the performance by the Company of its obligations under this Agreement, and as to the other concurrent or precedent conditions to the obligations of the Underwriter under this Agreement.

     All of the opinions, letters, evidence, and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in full compliance with the provisions hereof only if they are in form satisfactory to counsel to the Underwriter.

     In the event of the failure of any of the above conditions in any material respect, the Underwriter may be relieved of any and all obligations hereunder or may waive this right and demand full performance hereunder.

                                IX. Delivery Date

     The Delivery Date, as referred to in this Agreement, shall be a date agreed upon by the Company and the Underwriter and failing agreement, then the Delivery Date shall be the Effective Date of the offering of the Notes.

     1. The representations and warranties in this Agreement shall survive the Delivery Date and shall continue in full force and effect regardless of any investigation made by the party relying upon any representation or warranty.

     2. This Agreement shall inure to the benefit of, and be binding upon, the Company and the Underwriter (including specifically any dealer that the Underwriter associates with pursuant hereto), and their successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or with respect hereto, or any provisions contained herein. This agreement and all of its conditions and provisions are for the sole and exclusive benefit of the foregoing persons and for the benefit of no other person, except that the warranties, indemnities and agreements of the Company contained herein also shall be for the benefit of any persons, if any, who control the Underwriter within the meaning of Section 15 of the Act, and except that the indemnification by the Underwriter shall be for the benefit of the directors of the Company and the officers of the Company who have signed the Registration Statement.

     3. This Agreement sets forth the entire agreement between the parties hereto, and no representation, warranty, understanding, or agreement not specifically set forth herein shall be implied from this Agreement.

     4. The proceeds received by the Underwriter from the sale of the Notes shall be remitted to the Trustee(s) not later than noon of the following business day, less the selling commission payable by the Company to the Underwriter.

     5. The Underwriter shall comply with all of the rules and regulations of the Commission and the state regulatory agencies where the Notes shall be offered. If at any time during the term of this Agreement, the Underwriter should, for any reason, be disqualified or precluded from offering to the public these Notes, then the Company shall have the option to terminate this Agreement upon three (3) days written notice to the Underwriter, in which event this Agreement shall be void and of no further force and effect, except that the Underwriter shall be entitled to the commissions earned and to their accountable out-of-pocket expenses.

     6. This Agreement, unless sooner terminated as herein provided, shall continue until all Notes registered under the Registration Statement are either sold or withdrawn by the Company from registration, whichever event first occurs.

                      X. Underwriter's  Right to Terminate

     Notwithstanding any of the terms and provisions hereof, this Agreement may be terminated by the Underwriter based on a material breach of this Agreement by the Company. Underwriter shall give fifteen (15) days prior written notice to the Company of such breach, and the Company shall have the opportunity to cure such breach. In the event of such termination, the Underwriter shall be entitled to any commissions to which it was entitled as of the date of termination as well as any and all accountable out-of-pocket expenses. In the event that the Underwriter reasonably determines that the Notes are not marketable, notwithstanding its best efforts to sell the Notes, the Underwriter may terminate this Agreement with thirty (30) days prior written notice.

                          XI. Post-Effective Amendments

     1. The Company shall prepare and file under the Act any required post-effective amendments to the Registration Statement and related Prospectus or new Registration Statements and new related Prospectuses.

     2. If any post-effective amendments or new Registration Statements become effective, the Company shall furnish to the Underwriter opinions by the same counsel and to the same effect as those required by Article VIII of this Agreement, except that such opinions shall relate to the post-effective amendments and new Prospectuses or to the new Registration Statements and new Prospectuses and to the Notes that are being offered. The Company further agrees with respect to these post-effective amendments and new Prospectuses and with respect to these new Registration Statements and new Prospectuses to observe all of the terms and conditions of this Agreement as set forth in
Article III, subdivisions 1, 2, 3, 4, 5, 6, and 7 and Article IV.

                                   XII. Notice

     Any notice required or permitted to be given under or pursuant to this Agreement may be given in writing by depositing the notice in the United States mail, postage prepaid, by hand-delivery or by courier, or by facsimile, addressed as follows:

     To the Underwriter:

        Great Nation Investment Corporation
        5408 Bell Street
        Amarillo, Texas 79109
        FAX - (806) 353-9631

     To the Company:

        Transition Auto Finance II, Inc.

        5422 Alpha Road, Suite 100
        Dallas, TX 75240
        FAX - (972) 404-9934
        Attention:  Ken Lowe, President

     To Transition Leasing:

        Transition Leasing Management, Inc.
        5422 Alpha Road, Suite 100
        Dallas, TX 75240
        FAX - (972) 404-9934
        Attention:  Ken Lowe, President

     Copy to:

        Kuperman, Orr, Mouer & Albers
        100 Congress Avenue
        Suite 1400
        Austin, Texas 78701
        Attn: Vince Mouer
        FAX - (512) 322-8143

     Notice shall be deemed given to a party hereunder when actually received by such party.

                               XIII.  Miscellaneous

     1. This Agreement may be modified only by writing signed by the parties hereto.

     2. This Agreement shall be governed and construed in accordance with the laws of the state of Texas.

     3. This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

     4. For purposes of any lawsuit or other proceeding in respect to this Agreement, the undersigned hereby submits and consents to the jurisdiction of any court of competent jurisdiction sitting in the State of Texas, Dallas County.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first written above.

                                       Transition Auto Finance II, Inc.


                                       By:
                                          -------------------------------------
                                          Ken Lowe,
                                          Its President

                                          Great Nation Investment

                                          Corporation




                                       By:
                                          -------------------------------------
                                          Byron Pat Treat,
                                          Its President

                                       Transition Leasing Management, Inc.


                                       By:
                                          -------------------------------------
                                          Ken Lowe,
                                          Its President


















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